UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 12, 2013

E-WASTE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-165863	26-4018362
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 First Street #493, Los Altos, CA 94022 (Address of principal executive offices including zip code)

Registrant’s telephone number, including area code:  650-283-2907

______________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.    Unregistered Sales of Equity Securities.

On August 12, 2013 E-Waste Systems, Inc. (“EWSI”) entered into a debt conversion agreement with its Chief Executive Officer, Mr. Martin Nielson.

Mr. Nielson has elected to convert Twenty Thousand dollars ($20,000) of his current accrued debt of Five Hundred Fifty Thousand, Thirty-Nine dollars ($550,039) consisting of accrued salary and expenses into Twenty Thousand (20,000) shares of EWSI’s Series B Preferred Stock.  The conversion price for these shares is $1.00 per share.

This issuance is granted based on an exemption from registration pursuant to Section 4(2) of under the Securities Act of 1933, as amended (the “Securities Act”), and applicable state law.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 12, 2013 E-Waste Systems, Inc. (“EWSI”) filed an amendment to their Series B Preferred Class of Stock.  The amendment to the Series B class is in regard to the conversion price of the shares.  It now states that the conversion price for each share of Series B Preferred Stock in effect on any Conversion Date shall be the greater of $0.20 or (i) Eighty-Five percent (85%) of the average closing bid price of the common stock over the Twenty (20) trading days immediately preceding the date of conversion, (ii) but no less than Par Value of the common stock.

In addition, the conversion price now listed for the Series B Preferred will also be the same for the Exchange Program recently announced and expected to be completed by the end of August 2013.

A complete copy of the Series B Preferred Class of shares is incorporated herein by reference to the original filing of the Certificate of Designation on Form 8-K with the United States Securities and Exchange Commission on July 26, 2013.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 – Financial Statements and Exhibits

(d)     EXHIBITS:

Exhibit No.	Description

4.1	Certificate of Designation as filed on Form 8-K on July 26, 2013 is incorporated herein by reference

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E-Waste Systems, Inc.

/s/   Martin Nielson
By:  Martin Nielson
Its:  Chief Executive Officer and Director

Date:    August 13,  2013